Oppenheimer Global Value Fund
NSAR Exhibit – Item 77Q

Post−Effective Amendment No. 7 (333-144517) to the Registration Statement of Oppenheimer Global Value Fund (the "Registrant"), Accession Number 0000728889-12-001423, which includes Amendment No. 1 to the Declaration of Trust, is hereby incorporated by reference in response to Item 77Q of the Registrant's Form N−SAR.